UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2015

_______________

DIGITAL POWER CORPORATION

 (Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2015, Digital Power Corporation (the "Company") appointed Mr. Uri Fridlander as the Company's new Vice President of Finance.

Since 1997, Mr. Fridlander, age 53, has served as the Chief Financial Officer of Telkoor Telecom Ltd., the Company's largest shareholder. From 1991 to 1997, Mr. Fridlander was the controller of I.T.L Ltd., a developer of electro optic military systems, and Q.P.S Ltd., a developer of power supplies, units of the Clal Electronics Ltd. Group. From 1986 until 1991 he served as an auditor for Lyboshitz & Kasirer (Arthur Andersen) public accountants. Mr. Friedlander earned a B.A. in accounting and economics from Tel-Aviv University.

Other than disclosed herein, there is no family relationship between Mr. Fridlander and any of the Company’s other officers and directors or understandings or arrangements between Mr. Fridlander and any other person pursuant to which Mr. Fridlander was appointed as Vice President of Finance.

In connection with Mr. Fridlander's appointment, the Company agreed to pay him an annual payment not to exceed $58,000 (which includes compensation and business expenses and travel in the United States), and granted him 20,000 stock options under the Company's 2012 Stock Option Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

/s/ Amos Kohn
	By:	Amos Kohn
	Title:	President & Chief Executive Officer
Dated: October 13, 2015